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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                              ROBBINS & MYERS, INC.
             (Exact name of registrant as specified in its charter)

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                  OHIO                               31-0424220
          (State of incorporation                  (I.R.S. Employer
              or organization)                     Identification No.)

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                              1400 Kettering Tower
                               Dayton, Ohio 45423
                    (Address of principal executive offices)

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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

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        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                          Name of each exchange on which
   be so registered                             each class is to be registered
----------------------                          --------------------------------

        None                                                 None

        Securities to be registered pursuant to Section 12(g) of the Act:

                 6-1/2% Convertible Subordinated Notes Due 2003




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Item 1.  Description of Registrant's Securities to be Registered.
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         (b) DEBT SECURITIES. This Registration Statement relates $65,000,000 of the 6-1/2% Convertible Subordinated Notes Due 2003 (the "Notes") of Robbins & Myers, Inc. (the "Company") which were sold in a firm commitment underwriting on September 24, 1996. The Notes were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (Reg. No. 333-10619) and the related Registration Statement on Form S-3 (Reg. No. 333-12271) which was filed pursuant to Rule 462(b) to increase the amount of the Notes covered by the original Registration Statement. All of the Notes remain outstanding.

         The description of the Notes contained in the Prospectus for the Notes filed pursuant to Rule 424(b)(1) with the Securities and Exchange Commission on September 20, 1996 and relating to Registration Statement No. 333-10619 is hereby incorporated herein by this reference.

         (e) MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON STOCK. On December 8, 1996, the Company filed an application for listing of the Notes on The Nasdaq Small Cap Market. There is currently no established trading market for the Notes. The Company understands that such listing will become effective as soon as practical after this Registration Statement becomes effective.


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereto duly authorized.

                                         ROBBINS & MYERS, INC.




                                         By  /s/ Joseph M. Rigot
                                            -------------------------------
                                             Joseph M. Rigot
                                             Secretary

Dated at Dayton, Ohio
January 2, 1997




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                                TABLE OF EXHIBITS
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         The following exhibits are being incorporated into this filing by reference to a previous filing with the Securities and Exchange Commission.

         1.   Indenture relating to $65,000,000 Convertible Subordinated
              Notes Due 2003, with Star Bank, N.A., as Trustee, dated September 1, 1996, was filed as Exhibit 4.3 to the Company's Registration Statement on Form S-3 (Reg. No. 333-10619).

         2.   Amended Articles of Incorporation of Robbins & Myers, Inc.
              were filed as Exhibit 3.1 to the Company's Report on Form 10-Q for the quarter ended February 28, 1995.

         3.   Code of Regulations of Robbins & Myers, Inc. was filed as
              Exhibit 3.2 to the Company's Report on Form 10-Q for the quarter ended February 28, 1995.

         4. $150,000,000 Credit Agreement dated November 26, 1996 among Robbins & Myers, Inc., Bank One, Dayton, N.A., as Administrative Agent, NationsBank, N.A., As Documentation and Syndication Agent, and the Lenders named therein.





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